UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Pioneer Energy Services Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

This is a supplement to the definitive proxy statement on Schedule 14A filed by Pioneer Energy Services Corp., a corporation existing under the laws of Delaware (“Pioneer”, the “Company”, “we” or “us”), on August 27, 2021 (the “Definitive Proxy Statement”). The Definitive Proxy Statement was filed in connection with the special meeting of holders of Pioneer’s common stock (including Pioneer’s convertible notes), to vote on (1) a proposal to approve and adopt the terms of the Agreement and Plan of Merger, dated as of July 5, 2021 (as may be amended from time to time, the “Merger Agreement”), by and among Pioneer, Patterson-UTI Energy, Inc., a corporation existing under the laws of Delaware (“Patterson-UTI”), Crescent Merger Sub Inc., a direct wholly-owned subsidiary of Patterson-UTI and corporation existing under the laws of Delaware (“Merger Sub Inc.”), and Crescent Ranch Second Merger Sub LLC, a direct wholly-owned subsidiary of Patterson-UTI and limited liability company existing under the laws of Delaware (“Merger Sub LLC”), and the transactions contemplated thereby and (2) a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Pioneer’s executive officers that is based on or otherwise relates to the mergers contemplated by the Merger Agreement.

This supplement is being filed by Pioneer with the Securities and Exchange Commission (the “SEC”) to supplement certain information contained in the Definitive Proxy Statement and should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Except as otherwise set forth below, the information set forth in the Definitive Proxy Statement remains unchanged. All page references in the information below are to the pages in the Definitive Proxy Statement, and all terms used but not defined below have the meanings ascribed to them in the Definitive Proxy Statement.

SUPPLEMENTAL DISCLOSURE

Under the heading “The Merger Agreement”, the first full paragraph on page 69 of the Definitive Proxy Statement is hereby amended and restated as follows:

“The following describes the material provisions of the merger agreement and amendment no. 1 to the merger agreement, which are attached as Annex A and Annex D, respectively, to this proxy statement/prospectus and incorporated by reference herein, and certain exhibits thereto. The summary of the material provisions of the merger agreement and amendment no. 1 to the merger agreement below and elsewhere in this proxy statement/prospectus are qualified in their entirety by reference to the merger agreement or amendment no. 1 to the merger agreement, as applicable. These summaries do not purport to be complete and may not contain all of the information about the merger agreement or amendment no. 1 to the merger agreement that are important to you. Patterson-UTI and Pioneer encourage you to read carefully the merger agreement and amendment no. 1 to the merger agreement in their entirety before making any investment or voting decisions as it is the principal legal document governing the business combination between Patterson-UTI and Pioneer described in this proxy statement/prospectus. This section is only intended to provide you with information regarding the terms of the merger agreement and amendment no. 1 to the merger agreement. Neither Patterson-UTI nor Pioneer intends that the merger agreement or amendment no. 1 to the merger agreement be a source of business or operational information about Patterson-UTI or Pioneer. Accordingly, the representations, warranties, covenants, and other agreements in the merger agreement and amendment no. 1 to the merger agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement/prospectus and in the public filings Patterson-UTI and Pioneer make with the SEC, as described in “Where You Can Find More Information.””

The following disclosure supplements as an additional section to be added immediately following the section of the Definitive Proxy Statement captioned “The Merger Agreement – Governing Law” on page 88 of the Definitive Proxy Statement:

Amendment No. 1 to the Merger Agreement

On September 13, 2021, Pioneer, Patterson-UTI, Merger Sub Inc. and Merger Sub LLC entered into an amendment to the merger agreement (“amendment no. 1 to the merger agreement”) providing for, among other things, a closing date of October 1, 2021 and the payment of Interim Company Expenses (as defined in amendment no. 1 to the merger agreement) by Patterson-UTI.

2

The following amendment no. 1 to the merger agreement is to be attached as “Annex D – Amendment No. 1 to Agreement and Plan of Merger” to the Definitive Proxy Statement immediately following page C-5:

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of September 13, 2021 (this “Amendment”), among Patterson-UTI Energy, Inc., a Delaware corporation (“Parent”), Crescent Merger Sub Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub Inc.”), Crescent Ranch Second Merger Sub LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Parent (“Merger Sub LLC”), and Pioneer Energy Services Corp., a Delaware corporation (the “Company”). Each of Parent, Merger Sub Inc., Merger Sub LLC and the Company are referred to herein individually as a “Party” and collectively as the “Parties”. Each capitalized term used and not otherwise defined in this Amendment has the meaning given to such term in the Merger Agreement (as defined below).

WHEREAS, Parent, Merger Sub Inc., Merger Sub LLC and the Company are parties to that certain Agreement and Plan of Merger, dated as of July 5, 2021 (the “Merger Agreement”);

WHEREAS, pursuant to Section 7.4 of the Merger Agreement, the Merger Agreement may be amended by an instrument in writing signed on behalf of each of the Parties; and

WHEREAS, the Parties desire to amend the Merger Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Amendments to Merger Agreement. The Merger Agreement is hereby amended as set forth below in this Section 1.

Amendment and Restatement of Section 1.2. Section 1.2 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“Section 1.2    Closing. The closing of the Mergers (the “Closing”) shall take place at 10:00 a.m., Central Time, on October 1, 2021, subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI, at the offices of Gibson, Dunn & Crutcher LLP, 811 Main Street, Suite 3000, Houston, TX 77002-6117; provided, that the Closing may occur remotely via electronic exchange of required Closing documentation in lieu of an in-person Closing, and the Parties shall cooperate in connection therewith. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.”

Amendment and Restatement of Section 5.14(b). Section 5.14(b) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(b)

The Senior Debt shall be repaid by a combination of cash payments and shares of Parent Common Stock in accordance with the terms of the Senior Debt Indenture. No later than two Business Days prior to the anticipated Closing Date, the Company shall deliver to Parent the Company’s good faith calculation of the cash of the Company that would be reflected on a consolidated balance sheet of the Company as of the date which is four Business Days prior to the Closing Date after including an amount equal to the Interim Company Expenses (the “Cash Calculation”), the Designated Company Expenses, the Interim Company Expenses, the Senior Debt Payoff Amount, the ABL Payoff Amount and accrued interest on the Convertible Notes that would be payable upon an Accelerated Mandatory Conversion (as defined in the Convertible Notes Indenture) on the fifth Trading

Day following the Closing Date (the “Accrued Interest”). Prior to the Closing, the Company shall consider in good faith any reasonable objections of Parent to such Cash Calculation. The Cash Calculation shall be made in accordance with GAAP consistent with the preparation of the Balance Sheet and the accounting methodologies and practices customarily used by the Company to prepare month-end balance sheet presentations.”

Amendment and Restatement of Section 7.3(a). Section 7.3(a) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(a)

Except with respect to Designated Company Expenses which will be borne by the Company in accordance with Section 5.14, all fees and expenses incurred in connection with this Agreement, the Mergers and the other transactions contemplated hereby shall be paid by Parent. For purposes of clarity, the Parties acknowledge and agree that the expenses set forth on Schedule 7.3 to Company Disclosure Schedules shall be borne by Parent. At or prior to the Closing, Parent shall pay or cause to be paid to the Company (or, at the direction of the Company, to the trustee under the Senior Notes Indenture) for purposes of the repayment of the Senior Debt in accordance with the Senior Debt Indenture an amount of cash equal to the Interim Company Expenses included in the Cash Calculation.”

Amendment to Section 8.3. The following definitions are added in alphabetical order to Section 8.3 of the Merger Agreement:

““Interim Company Expenses” means (i) an amount up to $45,000 representing Accrued Interest and accrued interest on the Senior Debt in each case incurred during the Interim Period, (ii) an amount up to $8,000 representing all premiums and other reasonable out-of-pocket third-party fees and expenses related to causing the Company’s current directors’ and officers’ liability insurance policy to remain in effect for the Interim Period and (iii) all reasonable out-of-pocket third-party fees and expenses (including legal fees) incurred by the Company at the request of Parent after the date of this Agreement and prior to the Closing Date in connection with Parent’s divestiture process for the Company’s well services business segment in each of clauses (ii) and (iii) to the extent paid by the Company prior to the date which is four Business Days prior to the Closing Date.”

““Interim Period” means the period beginning at 12:01 am Central Time on September 30, 2021 and ending at 12:01 am Central Time on the Closing Date.”

Ratification of Merger Agreement; References. Except as expressly amended by this Amendment, all of the terms, conditions and other provisions of the Merger Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms. No reference to this Amendment need be made in any instrument or document making reference to the Merger Agreement, and any reference to the Merger Agreement in any such instrument or document shall be deemed to refer to the Merger Agreement as amended by this Amendment.

Miscellaneous. All relevant provisions of Article VIII of the Merger Agreement shall apply to this Amendment to the same extent as if set forth herein, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, each Party has caused this Amendment to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

PATTERSON-UTI ENERGY, INC.

By:	/s/ William A. Hendricks, Jr.
Name:	William A. Hendricks, Jr.
Title:	Chief Executive Officer and President

CRESCENT MERGER SUB INC.

By:	/s/ William A. Hendricks, Jr.
Name:	William A. Hendricks, Jr.
Title:	Chief Executive Officer and President

CRESCENT RANCH SECOND MERGER SUB LLC

By:	Patterson-UTI Energy, Inc., its Sole Member

By:	/s/ William A. Hendricks, Jr.
Name:	William A. Hendricks, Jr.
Title:	Chief Executive Officer and President

PIONEER ENERGY SERVICES CORP.

By:	/s/ Matthew S. Porter
Name:	Matthew S. Porter
Title:	President and Chief Executive Officer

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